EXHIBIT 5


PSE&G LOGO                          Public Service
                                    Electric and Gas
                                    Company

JAMES T. FORAN                  80 Park Plaza, Newark, NJ 07101 201-430-6131
General Corporate Counsel--T5B  Mailing Address: P.O. Box 570, Newark, NJ 07101


                                                          February 28, 1994

     Gentlemen:

          In connection with the proposed issuance and sale by Public Service Electric and Gas Company (the "Company") of not more than $500,000,000 principal amount of its First and Refunding Mortgage Bonds in one or more series (the "Bonds"), to be issued under its First and Refunding Mortgage, dated August 1, 1924, made to Fidelity Union Trust Company (now known as First Fidelity Bank, National Association), Trustee (the "Trustee"), as supplemented and amended by the supplemental indentures thereto that have not heretofore been cancelled, and as to be further supplemented by a separate supplemental indenture thereto for each series of Bonds to be dated the first day of the month in which such series of Bonds is issued (the "Supplemental Indenture") (said First and Refunding Mortgage as so supplemented and amended and to be supplemented being hereinafter called the "Mortgage"), I have examined and considered the following:


            (1) the Petition, including exhibits and supplements thereto, relating to certain of the Bonds, as filed by the Company with the Board of Regulatory Commissioners of the State of New Jersey (the "BRC");


            (2) the Registration Statement, including the Prospectus and Exhibits, relating to the Bonds, with which this opinion is being filed; and

            (3) the form of the Supplemental Indenture, including the form of the Bonds, and the form of Bid with the Purchase Agreement attached for the sale of the Bonds, filed as Exhibits to said Registration Statement.

          As General Corporate Counsel of the Company, I am familiar with the Mortgage, and with the corporate organization and by-laws of the Company and the statutes and decisions applicable thereto and to the issuance by the Company of its securities.

          On the basis of the foregoing, and of my examination and consideration of such other legal and factual matters as I have deemed appropriate, I am of the following opinion:

            (1) the Company is a corporation duly incorporated and validly existing under the laws of the State of New Jersey;

            (2) the Company, being a public utility company, is subject to the jurisdiction of the BRC, and the execution of the Supplemental Indenture and the issuance and sale of the Bonds by the Company require the authorization of the BRC; and

           (3) Upon

                (a) the Registration Statement registering the Bonds under the Securities Act of 1933 becoming effective;

                (b) the qualification of the Mortgage under the Trust Indenture Act of 1939;


                (c) the authorization by the BRC of the execution and delivery of the Supplemental Indenture and the issuance and sale of the Bonds;


                (d) the adoption of appropriate corporate resolutions relating to the execution and delivery of the Supplemental Indenture, to the acceptance of the Bid thereby evidencing the effectiveness of the Purchase Agreement and to the authorization, execution, authentication, issuance, sale and delivery of each series of Bonds;



                (e) the acceptance of the Bid related thereto;


                (f) the execution and delivery of the Supplemental
           Indenture;


                (g) the execution of the Bonds of such series by the Company and the authentication thereof by the Trustee; and



                (h) the delivery of the Bonds of such series by the Company and the receipt by the Company of payment therefor in accordance with the authorization of the BRC and the provisions of said Purchase Agreement;



     the Bonds of such series will be legally issued and will be binding obligations of the Company.


          This opinion does not cover the necessity of filings under the provisions of securities laws of any state in which the Bonds may be sold.

          I hereby consent to the use of this opinion as Exhibit 5 to the above-mentioned Registration Statement relating to the Bonds, and to the reference to me under the heading "EXPERTS" in the Prospectus filed as part of said Registration Statement.

                                         Very truly yours,

                                             /s/   JAMES T. FORAN
                                         ..................................

                                                   James T. Foran
                                             General Corporate Counsel

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